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                                                                   EXHIBIT 10.46

                              AMENDED AND RESTATED
                  TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC
                     MANAGEMENT INCENTIVE COMPENSATION PLAN

I.    PURPOSE

      The purpose of this Plan is to aid TEPPCO in retaining and motivating management employees of high caliber and good potential to manage and operate TEPPCO and the Partnership and to aid the Partnership to meet its performance objectives. It is the judgment of the Board that, in order to achieve these objectives, TEPPCO must provide incentive compensation to those individuals who significantly contribute to the successful operation of TEPPCO, and the Partnership.

II.   EFFECTIVE DATE

      The Plan shall be and is hereby adopted effective as of January 1, 2003, and Awards under the Plan may be made with respect to the 2003 Plan Year and each subsequent Plan Year.

III.  DEFINITIONS

      Unless the meaning is clearly different when used in context, these terms shall have the following meanings when used either in this Plan document or in the annual Administrative Guidelines:

            A. "Administrative Guidelines" shall mean the interpretive guidelines approved annually by the Committee to provide the administration of the Plan including the method by which incentive compensation payments will be determined.

            B. "Board" shall mean the Board of Directors of Texas Eastern Products Pipeline Company, LLC.

            C.    "CEO" shall mean the Chief Executive Officer of TEPPCO.

            D.    "Chairman" shall mean the Chairman of the Committee.

            E. "Compensation Committee" or "Committee" shall mean the compensation committee of the Board.

            F. "Eligible Employee" shall mean a person who is a regular, full-time salaried employee of TEPPCO and performs services on a full-time basis for TEPPCO, and/or the Partnership.
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            G.    "Duke Energy" shall mean Duke Energy Corporation, Duke Energy
                  Field Services, L.P. and their Subsidiaries.

            H. "Management Incentive Compensation Award" or "Award" shall mean the amount of incentive compensation payable in accordance with Article VIII to a Participant with respect to a Plan Year as determined by considering such criteria as the CEO and the Committee, in their sole discretion, deem appropriate and consistent with the Plan.

            I. "Operating Income" shall mean total operating revenues less operating expenses, depreciation and amortization as shown on the financial statements of the Partnership, as the case may be.

            J. "Participant" or "Participants" shall mean an individual(s) to whom an opportunity for incentive compensation hereunder has been given under Article VI or VII.

            K.    "Partnership" shall mean TEPPCO Partners, L.P.

            L. "Partnership Objectives" shall include providing the Partnership and its Subsidiaries with the cash necessary to meet capital expenditures, principal repayments, interest payments and distributions, and such other objectives relating to the financial performance of the Partnership as the Committee shall determine.

            M. "Plan" or "TEPPCO MICP" shall mean this Texas Eastern Products Pipeline Company, LLC Management Incentive Compensation Plan.

            N. "Plan Year" shall mean each 12-month period beginning on January 1 and ending on December 31.

            O. "Special Incentive Award" shall mean the amount of special incentive compensation that a Participant may be awarded as determined pursuant to Articles VII and VIII.

            P. "Subsidiary" shall mean any legal entity in which Duke Energy or the Partnership, as the case may be, directly or indirectly owns more than 50% of the issued and outstanding voting interests.

            Q. "Target Award" shall mean for any Plan Year the amount of incentive compensation expressed as a percentage of the Participant's actual base salary earnings during such Plan Year that shall be payable if the Participant's Personal Objectives and the Partnership Objective are fully achieved.


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            R.    "TEPPCO" shall mean Texas Eastern Products Pipeline Company,
                  LLC and/or any other company that adopts the Plan for the benefit of its employees with the authorization and approval of the Board. Any such adoption shall be subject to any terms and conditions prescribed by the Board.

IV.   ADMINISTRATIVE AND INTERPRETATION

            A. The Plan shall be administered by the Committee or its designee. The Committee shall have sole and absolute discretion to construe and interpret the Plan and any instrument or agreement related thereto, including without limitation, the power to construe and interpret doubtful or contested terms herein and therein, and, subject to the provisions set forth, herein, to prescribe, amend and rescind rules and regulations and make all other determinations necessary or desirable for the Plan's administration.

            B. Notwithstanding any provision of law, or any explicit or implicit provision of this document, any action taken, or finding, interpretation, ruling or decision made by the Committee in the exercise of any of its rights, powers, authority or duties under this Plan shall be final and conclusive as to all parties, including without limitation all Participants and former Participants, regardless of whether the Committee or one or more of its members may have an actual or potential conflict of interest with respect to the subject matter of the action, finding, interpretation, ruling or decision. No final action, finding, interpretation, ruling or decision of the Committee shall be subject to de novo review in any judicial proceeding. No final action, finding, interpretation, ruling or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue. Nothing in the Plan shall be deemed to give any officer or employee of TEPPCO, or his or her legal representatives or assigns, any right to participate in the Plan, except to such extent, if any, as the Committee may authorize pursuant to the provisions of the Plan.

            C. The Committee shall have sole and absolute discretion to determine an individual's eligibility to participate, whether the performance of a Participant warrants an Award pursuant to the Plan and any instrument or agreement relating thereto, and the amount of any such Award. However, with respect to employees other than the CEO, the CEO shall recommend to the Committee whether each such employee is eligible to participate, whether the performance of such employee warrants an Award and the amount of such Award.


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            D.    This Plan shall be governed by, construed and enforced in
                  accordance with the internal laws of the State of Texas and, where applicable, the laws of the United States.

            E. Notwithstanding anything herein to the contrary, terms of participation in the Plan by the officers of TEPPCO will be at the absolute and sole discretion of the Committee and shall be a matter for action by the Committee only.

V.    ELIGIBLE EMPLOYEES

            A. The CEO shall submit a list to the Committee of those Eligible Employees who he or she believes should be participating in the Plan prior to the beginning of each Plan Year. The Committee shall then determine which Eligible Employees shall be Participants with respect to such Plan Year. Members of the Committee and any member of the Board who is not an employee of TEPPCO are ineligible to receive Awards under this Plan.

            B. Employees who subsequently become Eligible Employees during the Plan Year may become Participants, with the approval of the CEO and the Chairman, but will only be eligible for an Award calculated pro rata on the period of actual service during the Plan Year.

VI.   TARGET AWARDS

            A. With assistance of the CEO (See Article IV), the Committee shall assign each Eligible Employee, who is designated a Participant pursuant to Article V, a Target Award. Such Target Award will determine the incentive compensation that may be paid to the Participant if all Personal Objectives and Partnership Objectives are fully achieved. The Target Award shall be determined in accordance with the Administrative Guidelines.

            B. Participants who receive a promotion during a Plan Year to a position that is generally recognized to have a higher Target Award, will be given a Target Award commensurate with their new position, which will be applicable to the salary earned between the effective date of the promotion and the end of the Plan Year.

            C. The CEO and the Committee shall designate what portion of the Target Award will be earned if the Participant completes his or her Personal Objectives and what portion of the Target Award will be earned if the Partnership achieves the Partnership Objectives.


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            D.    At the beginning of each Plan year, all Participants eligible for a Target Award must establish Personal Objectives, which will be stated in specific, measurable terms that will be directly related to activities which will improve operating results. Personal Objectives must be approved by the CEO and the Committee. Such Personal Objectives provide the sole basis for evaluating individual achievement at the end of the applicable Plan year and the amount of the Award earned under the Personal Objective component.

            E. At the beginning of the Plan year the CEO and the Committee shall establish Partnership Objectives for the Plan Year. Such Partnership Objectives shall state the financial targets which must be achieved for Participants to realize the full measure of that portion of Target Awards determined by Partnership Objectives.

            F.    Target Awards will be rounded to the nearest $100.

            G. The Participant's Personal Objectives may be revised from time to time during the Award determination period at the discretion of the Committee.

VII.  SPECIAL INCENTIVE AWARDS

      When appropriate, and subject to the approval of the Committee, the CEO may recommend, in his or her sole and absolute discretion, a Special Incentive Award in recognition of exemplary performance on a specific project or problem to any regular, full-time employee of TEPPCO who performs services for TEPPCO and who has not been granted a Target Award under Article VI. The amount of such Special Incentive Award shall be determined pursuant to Article VIII.

VIII. AMOUNT OF INCENTIVE COMPENSATION AWARDS

            A. At the close of each Plan Year, the CEO shall recommend the amount of each Award to be paid to each Participant, other than the CEO (if participating), and shall submit the recommendation to the Committee. The recommendation with respect to an Award shall be based on the following guidelines:

                  1. A Participant shall be eligible for an Award based upon accomplishment of Personal Objectives and Partnership Objectives as outlined in the Administrative Guidelines. Participants who terminate their employment by reason of death, disability (as determined by the Committee in its sole discretion) or retirement under a retirement plan in which TEPPCO participates, may be


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                        eligible for an Award based on a pro rata portion of
                        their pro rata portion of their Target Award. If a Participant terminates for any other reason, he or she will not be entitled to any portion of a Target Award.

                  2. If no Award is payable in accordance with the provisions of Item 1 directly above, a Participant may nevertheless be granted an Award based on his or her individual performance during the Plan Year. Such recommendations with respect to Special Incentive Awards shall be based upon such guidelines as the CEO shall deem appropriate in his or her sole discretion.

            B. After the CEO makes his or her recommendation, the Committee shall meet for the purpose of determining the amounts and approving the payment of Awards. The Committee shall base its determination on the amount of any Award for the CEO (providing the CEO is a Participant) upon the guidelines set forth in Paragraph A above and such other factors as the Committee, in its sole discretion, shall determine.

            C. In no event shall an Award exceed 100% of the Participant's actual base annual salary during the Plan Year, nor shall a Special Incentive Award exceed 20% of the Participant's actual base annual salary during the Plan Year.

            D. Awards are not to be considered compensation of an employee for purposes of calculating pensions or other benefits unless the terms of a pension or other benefit plan, program or agreement specifically provides that the Award shall be considered in the calculation of such benefits.

IX.   FORM AND SETTLEMENT OF INCENTIVE COMPENSATION AWARDS

            A. Awards shall be paid in cash by TEPPCO in a single lump sum payment. The Committee shall have complete and absolute authority to determine the settlement of each individual Award. Awards shall be paid as soon as practicable following approval by the Committee or its designee, but no later than February 15 following the close of such Plan Year; provided that no Award based on a Target Award shall be paid to any Participant who is not an Eligible Employee as of the close of such Plan Year, and no Special Incentive Award shall be paid to any Participant who is not employed by TEPPCO as of the close of such Plan Year. For purposes of the preceding sentence, a Participant whose employment is terminated on account of death, disability (as determined by the Committee in its sole discretion) or retirement under a retirement plan in which TEPPCO participates will be deemed to be employed as of the close of such Plan Year.


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            B.    If a Participant dies before the payment of an Award, without having forfeited rights to the payment, such unpaid Award shall be paid to the Participant's surviving spouse, or if no surviving spouse exists, to his or her estate or legal representative.

            C. Should a Participant become incompetent or payment otherwise becomes due to a person who is a minor or incompetent, the Committee is authorized to pay the funds due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those funds for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.

            D. TEPPCO shall calculate the deductions from the Award paid under the Plan for any taxes required to be withheld by federal, state or local government and shall cause them to be withheld.

X.    LIMITATIONS

            A. No Participant or any other person shall have any interest in TEPPCO, Duke Energy, the Partnership or any other company affiliated with TEPPCO and Duke Energy, any fund or in any specific asset or assets of TEPPCO, Duke Energy, Partnership or their affiliates by reason of an Award that has been made, but has not been paid or distributed. No right or benefit provided in this Plan shall be transferable by the Participant except, upon his death, as provided in this Plan. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary. Any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit under this Plan shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If any Participant or any beneficiary becomes bankrupt or attempts to anticipate, alienate, sell assign, pledge, encumber or charge any right or benefit under this Plan, that right or benefit shall, in the discretion of the Committee, cease. In that event, the Committee may have TEPPCO hold or apply the right or benefit or any part of it to the benefit of the Participant, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

            B.    Nothing in this Plan shall be construed:


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                  1.    To give any employee of TEPPCO any right to be
                        designated a Participant in the Plan;

                  2. To give a Participant any right to receive an Award except in accordance with the terms of this Plan;

                  3. To limit in any way the right of TEPPCO to terminate a Participant's employment with TEPPCO at any time;

                  4. To evidence any agreement or understanding, expressed or implied, that TEPPCO will employ a Participant in any particular position or for any particular remuneration; or

                  5. To give a Participant or any other person claiming through him any interest or right under this Plan other than that of an unsecured general creditor or TEPPCO.

            C. Participants shall forfeit the right of payment of an Award in the following circumstances (unless the Committee, in its discretion, determines otherwise):

                  1. If a Participant terminates his employment with TEPPCO or if a Participant's employment is terminated by or TEPPCO (with or without cause) prior to the payment of an Award for any reason other than death, disability (as determined by the Committee in its sole discretion) or retirement under a retirement plan in which TEPPCO participates;

                  2. If the Participant engages in willful, deliberate or gross misconduct; or

                  3. If the Participant engages in competitive activities, or activities to the detriment of TEPPCO, Duke Energy or Partnership following the Participant's termination of employment.

XI.   NATURE OF PLAN

      It is also specifically recognized by both TEPPCO and the Participants that this Plan is only a general corporate commitment and that each Participant must rely upon the general credit of TEPPCO for the fulfillment of its obligations hereunder. Under all circumstances the rights of Participants to any asset held by TEPPCO will be no greater than the rights expressed in this Plan. Nothing contained in this Plan shall constitute a guarantee by TEPPCO that the assets of TEPPCO will be sufficient to pay any benefits under this Plan or would place the Participant in a secured position ahead of general creditors of TEPPCO; the Participants are only unsecured creditors of TEPPCO with


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      respect to their Plan benefits and the Plan constitutes a mere promise by
      TEPPCO to make benefit payments in the future. Although TEPPCO may establish a rabbi trust to accumulate assets to fulfill its obligations, the Plan and the trust, if so established, will not create any lien, claim, encumbrance, right, title or other interest of any kind whatsoever in any Participant in any asset held by TEPPCO, contributed to the trust or otherwise designated to be used for payment of any of its obligations created in this agreement. No specific assets of TEPPCO have been or shall be set aside, or shall in any way be transferred to the trust or shall be pledged in any way for the performance of TEPPCO's obligations under this Plan which would remove such assets from being subject to the general creditors of TEPPCO.

XII.  AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

      The Board may at any time amend, suspend or terminate the Plan, in whole or in part, except that no amendment, suspension or termination shall reduce any benefits payable to a Participant or his or her spouse, estate or legal representative or shall reduce any benefit awarded to a Participant prior to the date of such amendment, suspension or termination, except as provided in Section X of this Plan.

XIII. SUCCESSORS AND ASSIGNS

      The provisions of the Plan shall be binding upon TEPPCO and its successors and upon the Participants and their legal representatives.

IX.   UNFUNDED ARRANGEMENT

      It is intended that this Plan shall be unfunded for tax purposes and for purposes of Title 1 of the Employee Retirement Income Security Act of 1974, as amended.

X.    MISCELLANEOUS

      Wherever applicable, the masculine pronoun as used herein shall be deemed to mean the feminine, the feminine pronoun the masculine, the singular the plural and the plural the singular.


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      IN WITNESS WHEREOF, the undersigned have executed this Plan this 6th day of March, 2003.

                                   TEXAS EASTERN PRODUCTS PIPELINE COMPANY, LLC

                                   By /s/ BARRY R. PEARL
                                   --------------------------------------------
                                          President & Chief Executive Officer

ATTEST:

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